SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2002

Winmark Corporation
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837
        (Address of Principal Executive Offices)                 (Zip Code)

(612) 520-8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure.

On July 30, 2002, the Company announced in a press release, that, over the next twelve months, it will make a $6.0 million dollar investment in the “Archiver’s” retail chain. A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits:

99.1        Press Release dated July 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: August 2, 2002	By:	/s/ JOHN L. MORGAN
John L. Morgan, CEO

EXHIBIT INDEX

to

August 2, 2002 Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description

99.1	Press Release dated July 30, 2002.